December 10, 2018

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:	PEN Inc.
File Reference No. 1-11602

We were previously the independent registered public accounting firm for PEN Inc. and under the date of June 15, 2018, we reported on the consolidated financial statements of PEN Inc. and Subsidiaries, as of December 31, 2017 and 2016, and for each of the two years in the period ended December 31, 2017.

Effective December 7, 2018 we were dismissed as the independent registered public accounting firm. We have read PEN Inc.’s disclosures included in Item 4.01 “Changes in Registrant’s Certifying Accountant” on PEN Inc.’s Form 8-K dated December 7, 2018 be filed with the Securities and Exchange Commission and we agree with such statements as they pertain to Salberg & Company, P.A.

Very truly yours,

SALBERG & COMPANY, P.A.

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality